                                                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 16, 1998, with respect to the consolidated financial statements of LRS Acquisition Corp. included in the Proxy Statement of LRS Acquisition Corp. that is made a part of the Registration Statement (Form S-4) and Prospectus of Sybron International Corporation for the registration of shares of its common stock.


                                                     ERNST & YOUNG LLP

San Diego, California
March 10, 1998